EXHIBIT 99.3

Consent of Director Nominee of TLG Acquisition One Corp.

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 of TLG Acquisition One Corp. and all pre and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Kristin Muhlner
Name: Kristin Muhlner

Date:   January 11,  2021